                                                                    EXHIBIT 23.3

                                      BRUNINI, GRANTHAM, GROWER & HEWES
                                              ATTORNEYS AT LAW

GEORGE P. HEWES, III          J. PERRY SANSING                                                 1400 TRUSTMARK BUILDING
NEWT P. HARRISON              LYNNE K. GREEN                                                   248 EAST CAPITOL STREET
RICHARD W. DORTCH             JAMES L. HALFORD                                              JACKSON, MISSISSIPPI 39201
LEIGH B. ALLEN, III           GRANVILLE TATE, JR.
EDMUND L. BRUNINI, JR.        ANNE C. SANDERS                                                          MAILING ADDRESS
LAWRENCE E. ALLISON, JR.      JAMES W. YOUNG, JR.                                               POST OFFICE DRAWER 119
CHARLES P. ADAMS, JR.         CHERI D. GREEN                  ______________, 1994          JACKSON, MISSISSIPPI 39205
W. DAVID WATKINS              STEPHEN J. CARMODY
HOLMES S. ADAMS               DORIAN E. TURNER                                                               TELEPHONE
WILLIAM L. SMITH              PAMELA W. DILL                                                              601-948-3101
JEFFERSON D. STEWART          JOSEPH E. VARNER, III
ROBERT D. DRINKWATER          R. DAVID MARCHETTI                                                             FACSIMILE
CHRISTOPHER A. SHAPLEY        KATHRYN R. GILCHRIST                                                        601-960-6902
R. DAVID KAUFMAN              EUGENE R. WASSON
JOHN E. MILNER                OTTOWA E. CARTER, JR.                                                  EDMUND L. BRUNINI
R. WILSON MONTJOY II          P. DAVID ANDRESS                                                             (1911-1992)
WALTER S. WEEMS               MICHAEL K. GRAVES
JAMES T. THOMAS, IV           STEPHEN L. EARNEST                                                    R. GORDON GRANTHAM
JAMES A. KEITH                M. PATRICK MCDOWELL                                                          (1912-1986)
LOUIS G. FULLER               MICHAEL E. GIEGER
WATTS C. UELTSCHEY            J. JEFFERY TROTTER                                                    JOHN R. HUTCHERSON
W. RODNEY CLEMENT, JR.                                                                                     (1939-1990)
BROOKS EASON
JOHN E. WADE, JR.                                                                                       JOHN M. GROWER
                                                                                                            OF COUNSEL


         We hereby consent to the references to this firm under the headings "General Information - Federal Income Tax Consequences" and "Legal Opinion" in the Registration Statement on Form S-4 of Trustmark Corporation filed in connection with the proposed merger of First National Financial Corporation into Trustmark Corporation and the proposed consolidation of First National Bank of Vicksburg with Trustmark National Bank.



                                        BRUNINI, GRANTHAM, GROWER & HEWES


                                        /s/ ROBERT D. DRINKWATER
                                        Robert D. Drinkwater

Jackson, Mississippi
May 27, 1994